QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2003

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Massachusetts (State or other jurisdiction of incorporation)	0-17089 (Commission file number)	04-2976299 (IRS employer identification no.)

Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices) (Zip code)

(617) 912-1900
(Registrant's telephone number, including area code)

Item 5. Other Events

        On July 10, 2003, Boston Private Financial Holdings, Inc. ("Boston Private") entered into an Agreement and Plan of Merger (the "Merger Agreement") with First State Bancorp ("First State"), pursuant to which a wholly-owned subsidiary of Boston Private will merge with and into First State (the "Merger"). In the merger, Boston Private will acquire 100% of First State's common stock for a combination of 15% cash and 85% stock initially valued at $18.38 per share, an aggregate transaction value of $26.6 million. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of First State will be converted into the right to receive $2.76 in cash and that number of shares of Boston Private common stock, par value $1.00 per share, determined based on an exchange ratio set forth in the Merger Agreement and subject to adjustment based on the timing of the closing. Consummation of the Merger is subject to a number of customary conditions, including but not limited to, the approval of the Merger Agreement and Merger by the shareholders of First State and the receipt of requisite state and federal regulatory approvals. Boston Private previously announced that Boston Private Bank & Trust Company, its wholly owned subsidiary, has entered into an informal agreement with the FDIC and the Commissioner of Banks in Massachusetts to enhance its anti-money laundering procedures. The receipt of regulatory approval will be subject to, among other things, progress in achieving the objectives of this agreement.

        Certain directors and officers of First State have entered into a Voting Agreement (the "Voting Agreement") with Boston Private pursuant to which these directors and officers have agreed to vote all of their shares of common stock which they are entitled to vote in favor of the Merger.

        The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference. In addition, the foregoing description of the Voting Agreement is qualified in its entirety by reference to such Voting Agreement, a copy of which is included as Exhibit 99.2 to this report and is incorporated into this Item 5 by reference.

        The press release issued by Boston Private and First State on July 10, 2003 with respect to the announcement of the execution of the Merger Agreement is filed herewith as Exhibit 99.3 and is incorporated into this Item 5 by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

99.1	Agreement and Plan of Merger, dated as of July 10, 2003, by and between Boston Private Financial Holdings, Inc. and First State Bancorp
99.2	Voting Agreement, dated as of July 10, 2003, by and between Boston Private and certain directors and officers of First State
99.3	Press Release dated July 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Date: July 11, 2003	By:	/s/ WALTER M. PRESSEY Walter M. Pressey President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Agreement and Plan of Merger, dated as of July 10, 2003, by and between Boston Private Financial Holdings, Inc. and First State Bancorp
99.2	Voting Agreement, dated as of July 10, 2003, by and between Boston Private and certain directors and officers of First State
99.3	Press Release dated July 10, 2003

QuickLinks

SIGNATURES
EXHIBIT INDEX